UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

COMMUNITY BANKERS TRUST CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Innslake Drive, Glen Allen, VA	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On November 21, 2008, Bank of Essex (“BOE”), the wholly-owned Virginia state-chartered banking subsidiary of Community Bankers Trust Corporation, a Delaware corporation, acquired certain assets and assumed all deposit liabilities relating to four former branch offices of The Community Bank (“TCB”), a Georgia state-chartered bank. The transaction was consummated pursuant to a Purchase and Assumption Agreement, dated November 21, 2008, by and among the Federal Deposit Insurance Corporation (“FDIC”), as Receiver for The Community Bank, Bank of Essex and the FDIC. The former branch offices of TCB opened on November 24, 2008 under the name “Essex Bank, a division of Bank of Essex.”

Pursuant to the terms of the P&A Agreement, BOE assumed approximately $600 million in deposits, approximately $250 million of which are deemed to be core deposits, and paid the FDIC a premium of 1.36% on all deposits, excluding brokered and internet deposits. All deposits have been fully assumed and all deposits insured prior to the closing of the transaction maintain their current insurance coverage. Other than loans fully secured by deposit accounts, BOE did not purchase any loans but will be providing loan servicing to TCB’s former loan customers. Pursuant to the terms of the P&A Agreement, BOE has sixty days to evaluate and, at its sole option, purchase any of the remaining TCB loans. In addition, BOE has an option for ninety days to purchase the former banking premises of TCB.

The foregoing description of the P&A Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the P&A Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated into this report by reference. A copy of the Company’s press release announcing the execution of the P&A Agreement is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Purchase and Assumption Agreement, dated as of November 21, 2008, by and among the Federal Deposit Insurance Corporation, as Receiver for The Community Bank, Bank of Essex and the Federal Deposit Insurance Corporation.

99.1	Press release of Community Bankers Trust Corporation dated November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
DATE: November 28, 2008	By:	/s/ BRUCE E. THOMAS
Bruce E. Thomas Chief Financial Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of November 21, 2008, by and among the Federal Deposit Insurance Corporation, as Receiver for The Community Bank, Bank of Essex and the Federal Deposit Insurance Corporation.

99.1	Press release of Community Bankers Trust Corporation dated November 21, 2008.